Exhibit 99.1

L3Harris Delivers Record Backlog and Strong Third-Quarter Results
Broad-based growth with robust earnings and cash flow; increases full-year guidance

•Orders of $19.3 billion drove record backlog of $53.2 billion; book-to-bill of 3.2x
•Revenue of $6.1 billion, up 7%, and up 9% on an organic1 basis
•Operating income margin of 13.0%, up 200 bps vs. prior year; segment operating margin2 of 15.9%
•Diluted EPS of $3.28, up 33% year-over-year
•Operating cash flow of $1.4 billion; free cash flow3 of $1.3 billion, up 195% compared to prior year
•Guidance Update: Increases bottom end of the revenue guidance range to $23.5 billion to $23.7 billion (prev. $23.2 billion to $23.7 billion), increases GAAP EPS range to $12.25 to $12.35 (prev. $11.80 to $12.00)

MELBOURNE, Fla., October 29, 2026 — L3Harris Technologies (NYSE: LHX) reported its third quarter 2026 results.

“Our team’s exceptional execution delivered solid financial performance in the third quarter. We grew backlog to record levels, underscoring the consistently strong demand for our mission-critical capabilities. Our priority now is to convert that demand into results. We will continue to invest in production capacity and differentiated capabilities across missiles and missile solutions, space, resilient communications and multi-domain sensing, which will enable us to deliver for the warfighter, our customers and our shareholders,” said Sam Mehta, President and CEO, L3Harris.

Third-Quarter Summary
Revenue of $6.1 billion increased $401 million compared to prior year, up 7%, and up 9% on an organic1 basis, driven by double-digit growth in the Space & Mission Systems and Missile Solutions segments. Operating income margin was 13.0%, up 200 bps compared to prior year, driven by higher revenues and continued management of corporate expenses. Segment operating margin2 was 15.9%, flat to prior year. Third quarter GAAP EPS increased 33% to $3.28 driven by higher volumes, a lower level of corporate expense, lower interest expense and a lower effective tax rate.

Third-Quarter Cash Generation
Net cash provided by operating activities in the quarter totaled $1.4 billion. Capital expenditures were $179 million. Free cash flow3 was $1.3 billion, up 195% over prior year. The Company ended the quarter with $11.0 billion in total debt, $2.5 billion in cash and equivalents and $550 million in short-term investments.

Backlog and Orders
Orders received in the quarter totaled $19.3 billion, resulting in backlog of $53.2 billion. Book-to-bill ratio was 3.2x for the quarter. By segment, Space & Mission Systems book-to-bill was 1.0x, Communications & Spectrum Dominance was 1.9x and Missile Solutions was 11.8x.

FY26 Guidance
Management increases the bottom end of the revenue guidance range to $23.5 billion to $23.7 billion (prev. $23.2 billion to $23.7 billion), increases GAAP EPS range to $12.25 to $12.35 (prev. $11.80 to $12.00) and maintains FY26 Free Cash Flow guidance of $3 billion3.

Third Quarter & Recent Business Highlights
•Captured a $6.3 billion (excluding escalations), seven-year undefinitized contract to scale propulsion production for the Terminal High Altitude Area Defense (THAAD) system
•Captured a $4.7 billion (excluding escalations), seven-year undefinitized contract to scale propulsion production for the PAC-3 Missile Segment Enhancement (MSE) interceptor
•Announced a $250 million follow-on contract to manufacture standard-range Guided Multiple Launch Rocket System (GMLRS) propulsion units
•Secured more than $500 million in VAMPIRE C-UAS orders from the United States and allies. Delivered the first VAMPIRE units to the U.S. Army for hostile drone defense just two months after receiving their order
•Awarded an $876 million contract modification to advance the development and production preparation of the U.S. Navy Next Generation Jammer Low Band (NGJ-LB) tactical electronic warfare system
•Opened the ‘Arsenal of Freedom’ solid rocket motor production facility in Camden, Arkansas in October – one of approximately 60 new facilities being built to address rising demand for munitions
•Completed the launch of NASA's Nancy Grace Roman Space Telescope with L3Harris' 2.4-meter Optical Telescope Assembly (OTA), which serves as Roman’s eye, as well as L3Harris’ radiation-hardened electronics, which keep the telescope in operation approximately 1 million miles from Earth

1 Organic revenue is a non-GAAP Financial Measure as defined by Regulation G and reconciled to GAAP in Table 5.
2 Segment operating margin is a non-GAAP Financial Measure as defined by Regulation G and reconciled to GAAP in Table 4.
3 Free cash flow is a non-GAAP Financial Measure as defined by Regulation G and reconciled to GAAP in Table 6.

SUMMARY FINANCIAL RESULTS

	Third Quarter		Year to Date		2026 Guidance
($ millions, except per share data)	2026	2025	2026	2025

Revenue
Space & Mission Systems	$3,093	$2,803	$9,049	$7,984	~$11.9B (Prior: ~$11.7B)
Communications & Spectrum Dominance	1,995	1,935	5,793	5,605	~$7.9B (Prior: ~$8B)
Missile Solutions	1,057	1,008	3,101	2,773	~$4.1B (unchanged)
Intersegment	(80)	(88)	(253)	(292)
Segment revenue[1]	6,065	5,658	17,690	16,070
Other[2]	(5)	1	(5)	147
Revenue	$6,060	$5,659	$17,685	$16,217	$23.5B - $23.7B (Prior: $23.2B - $23.7B)

Operating income
Space & Mission Systems	$338	$299	$941	$826	mid 10% (unchanged)
Communications & Spectrum Dominance	502	477	1,489	1,378	mid 25% (unchanged)
Missile Solutions	127	124	381	336	low 12% (unchanged)
Segment operating income[1]	967	900	2,811	2,540
Unallocated corporate items and other, net (see Table 4)	(181)	(279)	(719)	(823)
Operating income	$786	$621	$2,092	$1,717
Operating margin	13.0%	11.0%	11.8%	10.6%
Segment operating margin[1]	15.9%	15.9%	15.9%	15.8%	Low 16% (unchanged)

Tax rate
Effective tax rate	14.9%	18.5%	14.6%	15.7%

GAAP EPS
Diluted EPS	$3.28	$2.46	$9.13	$6.92	$12.25 - $12.35 (Prior: $11.80 - $12.00)
Diluted weighted-average common shares outstanding	186.9	188.1	187.5	188.6

Cash flow
Cash from operations	$1,439	$546	$2,223	$1,144	$3.6B (unchanged)
Free cash flow[3]	$1,260	$427	$1,837	$878	$3.0B (unchanged)
Repurchases of common stock	$73	$176	$598	$998
Dividends paid	$234	$225	$704	$678

1 Segment revenue, segment operating income and segment operating margin are non-GAAP Financial Measures as defined by Regulation G and reconciled to GAAP in Table 4. A reconciliation of segment operating margin on a forward-looking basis to GAAP is not available without unreasonable effort due to the unavailability of items for exclusion from the GAAP measure. We are unable to address the probable significance of this information, the variability of which may have a significant impact on future GAAP results.
2 Revenue attributable to our corporate headquarters, which includes amortization of program investment asset recognized in connection with DoW strategic investment in 2026. Year to date 2025 includes our divested Commercial Aviation Solutions business CAS disposal group.
3 Free cash flow is a non-GAAP Financial Measure defined and reconciled to GAAP in Table 6. Net cash provided by operating activities is anticipated to be approximately $3.6 billion and capital expenditures are anticipated to be approximately $600 million. As of third quarter 2026, we no longer include proceeds from disposal of property, plant and equipment, net. Prior periods have been recast for comparability.

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of federal securities laws made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples include, but are not limited to: planned investments and capacity expansion; our pipeline and backlog expansion; 2026 guidance; the impact of recent and expected contract awards; the 2028 financial framework; the impact of the global security environment; projections of other financial items; and assumptions underlying any of the foregoing. Investors should not place undue reliance on forward-looking statements, which reflect management’s current expectations, estimates, projections, assumptions and information currently available to management, and are not guarantees of future performance or actual results. Important risks that could cause our results to differ materially from those expressed in or implied by these forward-looking statements or from our historical results include, but are not limited to, risks arising from: competitive markets; U.S. Government spending priorities; changes in contract mix; unilateral contract action by the U.S. Government or unexpected issues related to the DoW's investment in our subsidiary; uncertain economic conditions; future geo-political events; supply chain disruptions; indebtedness; interest rates and other market factors; and changes in effective tax rate or additional tax exposures. These and other important risks that could impact forward-looking statements are described more fully in the "Risk Factors" in our Form 10-K for fiscal 2025 and subsequent Form 10-Q filings. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section, and we have no duty to and disclaim any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events or developments or otherwise.

Investor Relations Contact: John Sweeney, CFA, 321-724-3676 investorrelations@l3harris.com	Media Relations Contact: Sara Banda, 321-306-8927 media@l3harris.com

Table 1 - Condensed Consolidated Statement of Operations (Unaudited)

	Third Quarter		Year to Date
($ millions, except per share amounts)	2026	2025	2026	2025

Revenue	$6,060	$5,659	$17,685	$16,217
Cost of revenue	(4,448)	(4,165)	(13,169)	(12,038)
General and administrative expenses	(826)	(873)	(2,424)	(2,462)
Operating income	786	621	2,092	1,717
Non-service FAS pension income[1]	74	73	224	236
Other non-operating (expense) income, net	(1)	25	107	51
Interest expense, net	(116)	(152)	(381)	(454)
Income before income taxes	743	567	2,042	1,550
Income tax expense	(111)	(105)	(298)	(244)
Net income	$632	$462	$1,744	$1,306
Subsidiary preferred stock deemed dividends	(19)	—	(33)	—
Net income available to common shareholders	$613	$462	$1,711	$1,306

Earnings per share available to common shareholders
Basic	$3.29	$2.47	$9.18	$6.96
Diluted	$3.28	$2.46	$9.13	$6.92

Weighted-average common shares outstanding
Basic	186.1	187.1	186.4	187.6
Diluted	186.9	188.1	187.5	188.6

1“FAS” is defined as Financial Accounting Standards.

Table 2 - Condensed Consolidated Balance Sheet (Unaudited)

($ millions)	October 2, 2026	January 2, 2026

Assets
Current assets
Cash and cash equivalents	$2,471	$1,069
Receivables, net	1,640	1,371
Contract assets	3,999	3,566
Inventories, net	1,278	1,219
Short-term investments	550	—
Other current assets	635	484
Assets of business held for sale	—	884
Total current assets	10,573	8,593
Non-current assets
Property, plant and equipment, net	2,833	2,665
Goodwill	19,999	20,010
Intangible assets, net	6,389	6,509
Deferred income taxes	72	76
Other non-current assets	3,940	3,342
Total assets	$43,806	$41,195

Liabilities, mezzanine equity, and equity
Current liabilities
Current portion of long-term debt	$1,815	$673
Accounts payable	2,182	2,461
Contract liabilities	3,107	2,262
Compensation and benefits	500	482
Other current liabilities	1,237	1,235
Liabilities of business held for sale	—	113
Total current liabilities	8,841	7,226
Non-current liabilities
Long-term debt, net	9,181	10,443
Deferred income taxes	1,436	1,114
Subsidiary Series A preferred stock conversion feature	203	—
Subsidiary warrants	163	—
Other non-current liabilities	2,755	2,777
Total liabilities	22,579	21,560
Mezzanine equity
Redeemable subsidiary Series A convertible preferred stock	987	—
Total equity	20,240	19,635
Total liabilities, mezzanine equity, and equity	$43,806	$41,195

Table 3 - Condensed Consolidated Statement of Cash Flows (Unaudited)

	Third Quarter		Year to Date
($ millions)	2026	2025	2026	2025

Operating Activities
Net income	$632	$462	$1,744	$1,306
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	267	309	837	913
Share-based compensation	(1)	35	48	83
Net periodic benefit income	(70)	(66)	(209)	(216)
Share-based matching contributions under defined contribution plans	51	64	158	200
Net investment gains	(37)	(7)	(114)	(11)
Change in fair value of subsidiary preferred stock conversion feature and warrants	50	—	50	—
Deferred income taxes	63	245	245	151
(Increase) decrease in:
Receivables, net	369	(91)	(306)	(474)
Contract assets	(299)	180	(437)	(454)
Inventories, net	(6)	(33)	(61)	53
Other current assets	26	4	(153)	(18)
Increase (decrease) in:
Accounts payable	106	(131)	(263)	(93)
Contract liabilities	169	(86)	825	91
Compensation and benefits	121	42	16	67
Other current liabilities	14	(227)	(74)	(495)
Income taxes	23	(177)	18	144
Other operating activities	(39)	23	(101)	(103)
Net cash provided by operating activities	1,439	546	2,223	1,144
Investing Activities
Capital expenditures	(179)	(119)	(386)	(266)
Proceeds from disposal of property, plant and equipment, net	13	—	20	9
Proceeds from sales of businesses, net of cash divested	539	—	539	831
Cash used for short-term investments	(550)	—	(550)	—
Other investing activities	(4)	(10)	(15)	(37)
Net cash (used in) provided by investing activities	(181)	(129)	(392)	537
Financing Activities
Proceeds from issuance of subsidiary Series A preferred stock, net	—	—	973	—
Repayments of long-term debt	(3)	(3)	(115)	(614)
Change in commercial paper, net	—	(260)	—	210
Repurchases of common stock	(73)	(176)	(598)	(998)
Dividends paid	(234)	(225)	(704)	(678)
Other financing activities	1	104	18	105
Net cash used in financing activities	(309)	(560)	(426)	(1,975)
Effect of exchange rate changes on cash and cash equivalents	1	—	(3)	18
Net increase (decrease) in cash and cash equivalents	950	(143)	1,402	(276)
Cash and cash equivalents, beginning of period	1,521	482	1,069	615
Cash and cash equivalents, end of period	$2,471	$339	$2,471	$339

Table 4 - Reconciliation of Revenue, Operating Income and Margin to Segment Revenue, Operating Income and Margin - Non-GAAP Financial Measures Reconciliation (Unaudited)

	Third Quarter		Year to Date
($ millions)	2026	2025	2026	2025

Revenue (B)	$6,060	$5,659	$17,685	$16,217
Other[1]	5	(1)	5	(147)
Segment revenue[2] (D)	$6,065	$5,658	$17,690	$16,070

Operating income (A)	$786	$621	$2,092	$1,717
Unallocated corporate items:
Amortization of acquisition-related intangibles	147	192	497	579
LHX NeXt implementation costs[3]	—	25	—	99
Business divestiture-related losses[3]	17	—	27	17
Acquisition, divestiture and transaction-related expenses[3]	9	10	49	40
Change in fair value of deferred compensation plan liabilities	(3)	25	35	48
Segment investment offset[3]	—	—	39	—
Other items[4]	11	27	72	40
Unallocated corporate items and other, net	181	279	719	823
Segment operating income[5] (C)	$967	$900	$2,811	$2,540

Operating margin (A) / (B)	13.0%	11.0%	11.8%	10.6%
Segment operating margin[5] (C) / (D)	15.9%	15.9%	15.9%	15.8%

1 Revenue attributable to our corporate headquarters, which includes amortization of program investment asset recognized in connection with DoW strategic investment in 2026. Year to date 2025 includes our divested CAS disposal group.
2 Segment revenue is a non-GAAP Financial Measure as defined by Regulation G. We use segment revenue because it reflects the aggregate results of our segments without the impact of corporate headquarters or divestitures. We believe this metric provide investors a more complete understanding of factors and trends affecting our business.
3 Refer to Key Terms on page 10.
4 Includes a portion of management and administration, legal, environmental, compensation, retiree benefits, corporate eliminations and other. Year to date 2025 also includes the divested CAS disposal group.
5 Segment operating income and margin are non-GAAP Financial Measures as defined by Regulation G. We use segment operating income and margin to evaluate our core operating performance because it reflects the aggregate performance results of our segments without the impact of unallocated corporate items and it includes income from investments that are operationally aligned with our business segments. We believe these metrics provide investors a more complete understanding of factors and trends affecting our business.

Table 5 - Organic Revenue - Non-GAAP Financial Measures Reconciliation (Unaudited)

	2025
	Third Quarter			Year to Date
($ millions)	GAAP	Adjustments	Organic	GAAP	Adjustments	Organic

Space & Mission Systems	$2,803	$—	$2,803	$7,984	$—	$7,984
Communications & Spectrum Dominance	1,935	—	1,935	5,605	—	5,605
Missile Solutions[1]	1,008	(103)	905	2,773	(103)	2,670
Intersegment	(88)	—	(88)	(292)	—	(292)
Segment revenue	5,658	(103)	5,555	16,070	(103)	15,967
Other[2]	1	—	1	147	(146)	1
Total revenue	$5,659	$(103)	$5,556	$16,217	$(249)	$15,968

1 Includes our divested Space Technology disposal group in prior periods.
2 Includes corporate headquarters and our divested CAS disposal group in prior periods.

Table 6 - Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow - Non-GAAP Financial Measures Reconciliation (Unaudited)

	Third Quarter		Year to Date
($ millions)	2026	2025	2026	2025

Net cash provided by operating activities	$1,439	$546	$2,223	$1,144
Capital expenditures	(179)	(119)	(386)	(266)
Free cash flow[1]	$1,260	$427	$1,837	$878

1 Free cash flow is a non-GAAP Financial Measure as defined by Regulation G. As of third quarter 2026, we no longer include proceeds from disposal of property, plant and equipment, net. Prior periods have been recast for comparability. We use free cash flow to evaluate business performance and overall liquidity, and it is a performance metric in our annual incentive plan. We believe free cash flow is useful because it represents the cash generated from operations after reinvesting in our business that may be available to return to stockholders and creditors through dividends, share repurchases, and debt repayments, or to fund acquisitions or other investments. However, the entire amount of the free cash flow is not available for discretionary expenditures because of certain mandatory expenditures, such as debt repayments.

Key Terms

Description	Definition
Acquisition, divestiture and transaction-related expenses	Transaction and integration expenses associated with the Aerojet Rocketdyne acquisition in 2025; external costs related to pursuing acquisition and divestiture portfolio optimization; non-transaction costs related to divestitures; costs related to the carve-out and planned MSL public offering; salaries of employees in roles dedicated to planned strategic transaction activity; and resolution of a procurement contract matter.
Business divestiture-related losses
In 2026, includes a loss recognized in connection with the Space Technology disposal group divestiture, which consists of certain product lines of our Space Propulsion and Power Systems business and the space portion of our Space & Sensors division reported in our Mission Solutions segment through the date of divestiture. In 2025, includes a loss recognized in connection with the CAS disposal group divestiture.

LHX NeXt implementation costs
Includes costs related to workforce optimization costs, incremental IT expenses for implementation of new systems, third-party consulting expenses and other related costs, including costs related to personnel dedicated to this project. The implementation phase of LHX NeXt was completed in fiscal 2025.

Orders	Total value of funded and unfunded contract awards received from the U.S. Government and other customers excluding unexercised contract options and potential orders under ordering-type contracts, such as indefinite delivery, indefinite quantity (IDIQ) contracts.
Segment investment offset	Adjustment to eliminate the effect of net investment gains or losses on segment aligned investments included in segment operating income.